                                                    REGISTRATION NO. 333-195440
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 3
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                     AXA EQUITABLE LIFE INSURANCE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

                                   NEW YORK
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                  13-5570651
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  DODIE KENT
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                          CHRISTOPHER E. PALMER, ESQ.
                              GOODWIN PROCTER LLP
                           901 NEW YORK AVENUE, N.W.
                            WASHINGTON, D.C. 20001

                               -----------------

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                 Accelerated filer          [_]

Non-accelerated filer    [X]  (do not check if a smaller reporting company)  Smaller reporting company  [_]

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 20, 2014 TO THE CURRENT PROSPECTUS FOR THE STRUCTURED INVESTMENT OPTION

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced current prospectus (the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus.

The purpose of this Supplement is to provide you with information regarding the addition of new Segment Types to your contract that are tied to the performance of the Russell(R) 2000 Price Return Index and the MSCI EAFE Price Return Index.

Please note the following updates to the Prospectus, which will be effective as of October 20, 2014, subject to regulatory approval:

1. THE FOLLOWING SEGMENT TYPES ARE ADDED TO THE PROSPECTUS:

--------------------------------------------------------------------------------------------
            INDEX                    SEGMENT DURATION                SEGMENT BUFFER
--------------------------------------------------------------------------------------------
Russell(R) 2000 Price Return              1 year                          -10%
Index
--------------------------------------------------------------------------------------------
Russell(R) 2000 Price Return              3 year                          -20%
Index
--------------------------------------------------------------------------------------------
Russell(R) 2000 Price Return              5 year                          -20%
Index
--------------------------------------------------------------------------------------------
MSCI EAFE Price Return Index              1 year                          -10%
--------------------------------------------------------------------------------------------

Please note that these new Segment Types are not available in EQUI-VEST(R) Vantage/SM/ (NJACTS only) contracts.

2. THE SECOND PARAGRAPH OF THE SECTION "WHAT IS THE STRUCTURED INVESTMENT OPTION" ON PAGE 1 OF THE PROSPECTUS IS REPLACED IN ITS ENTIRETY WITH THE
   FOLLOWING:

The Structured Investment Option permits you to invest in one or more Segments, each of which provides performance tied to the performance of a specified securities index (the "Index"), for set periods of one, three or five years. We may offer Segments with different durations and different indices in the future. The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of AXA Equitable. Unlike an index fund, the Structured Investment Option provides a return at maturity designed to provide protection against certain decreases in the Index in exchange for a limitation on participation in certain increases in the Index. The extent of the downside protection at maturity is the first 10% or 20% of loss depending on the Segment Buffer applicable to that Segment. THERE IS A RISK OF A SUBSTANTIAL LOSS OF YOUR PRINCIPAL BECAUSE YOU AGREE TO ABSORB ALL LOSSES TO THE EXTENT THEY EXCEED THE PROTECTION PROVIDED BY THE STRUCTURED INVESTMENT OPTION AT MATURITY. IF YOU WOULD LIKE A GUARANTEE OF PRINCIPAL, WE OFFER OTHER INVESTMENT OPTIONS THAT PROVIDE SUCH GUARANTEES.

3. THE DEFINITIONS OF "INDEX," "SEGMENT BUSINESS DAY," "SEGMENT TYPE" AND "STRUCTURED INVESTMENT OPTION" IN THE "DEFINITIONS OF KEY TERMS" SECTION ON PAGE 5 OF THE PROSPECTUS ARE REPLACED IN THEIR ENTIRETY WITH THE FOLLOWING:

INDEX -- An Index used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of the S&P 500 Price Return Index, the Russell(R) 2000 Price Return Index and the MSCI EAFE Price Return Index. In the future, we may offer Segment Types based on other indices.

SEGMENT BUSINESS DAY -- A business day that all indices underlying Segments available for similar investment options available under all our variable annuity contracts are scheduled to be open and to publish prices. A scheduled holiday for any one index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day.

To obtain currently scheduled Segment Start Dates and Segment Maturity Dates, please see the following websites:

..   For EQUI-VEST(R) Series 201 contracts, please see
    www.axa-equitable.com/equivest201sio.

..   For EQUI-VEST(R) Strategies Series 900 contracts, please see
    www.axa-equitable.com/equivest900sio.

..   For EQUI-VEST(R) Strategies Series 901 contracts, please see
    www.axa-equitable.com/equivest901sio.

..   For EQUI-VEST(R) Vantage/SM/ Additional Contributions Tax-Sheltered (ACTS)
    Program -- New Jersey Department of Higher Education certificates, please see www.axa-equitable.com/nj.

This design, among other things, facilitates the roll over of maturing Segment Investments into new Segments. It is possible that due to emergency conditions, an Index cannot provide a price on a day that was scheduled to be a Segment Business Day. If the NYSE experiences an emergency close and cannot publish any prices, we cannot mature or start any Segments.

                   IM
                   SIO-NB/IF                                        Catalog No.
                   SAR Mail                                             #764622

SEGMENT TYPE -- Comprises all Segments having the same Index, Segment Duration, and Segment Buffer. Each Segment Type has a corresponding Segment Holding Account.

STRUCTURED INVESTMENT OPTION -- An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of the Index.

4. THE "STRUCTURED INVESTMENT OPTION" SUB-SECTION IN THE "STRUCTURED INVESTMENT OPTION AT A GLANCE - KEY FEATURES" SECTION ON PAGE 7 OF THE PROSPECTUS IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

See "Definition of key terms" on the prior page and "Description of the Structured Investment Option" later in this Prospectus for more detailed explanations of terms associated with the Structured Investment Option.

  .   Seven Segment Types with Segment Durations of one, three and five years.

  . Investments in Segments are not investments in underlying mutual funds; Segments are not "index funds." A Segment Type offers an opportunity to invest in a Segment that is tied to the performance of an Index. You participate in the performance of an Index by investing in a Segment. You do not participate in the investment results of any assets we hold in relation to a Segment. We hold assets in a "non-unitized" separate account we have established under the New York Insurance Law to support our obligations under the Structured Investment Option. We calculate the results of an investment in a Segment pursuant to one or more formulas described later in this Prospectus. Depending upon the performance of the Index, you could lose money by investing in one or more Segments.

  . The Index is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of the S&P 500 Price Return Index, the Russell(R) 2000 Price Return Index, and the MSCI EAFE Price Return Index. In the future, we may offer Segment Types based on other indices.

  . The Segment Return Amount (which equals the Segment Investment multiplied by the Segment Rate of Return) will only be applied on the Segment Maturity Date.

  . The Segment Rate of Return could be positive, zero, or negative. THERE IS A RISK OF A SUBSTANTIAL LOSS OF YOUR PRINCIPAL BECAUSE YOU AGREE TO
      ABSORB ALL LOSSES TO THE EXTENT THEY EXCEED THE APPLICABLE SEGMENT BUFFER.

  . On any date prior to maturity, we calculate the Segment Interim Value for each Segment as described in "Appendix I -- Segment Interim Value". This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal.

  . BOTH THE PERFORMANCE CAP RATE AND THE SEGMENT BUFFER ARE RATES OF RETURN FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE.

  . THE HIGHEST LEVEL OF PROTECTION ON A SEGMENT MATURITY DATE IS THE -20% SEGMENT BUFFER AND THE LOWEST LEVEL OF PROTECTION IS THE -10% SEGMENT BUFFER.

  . THIS OPTION GENERALLY OFFERS GREATER UPSIDE POTENTIAL, BUT LESS DOWNSIDE PROTECTION, AT MATURITY THAN FIXED INDEXED ANNUITIES, WHICH PROVIDE A GUARANTEED MINIMUM RETURN.

  . Total account value of $1,000 must be accumulated in the Segment Holding Account before it can be swept into a Segment.

  . Contributions or amounts accumulated in other investment options can be allocated to the Segment Holding Account.

  . Your entire account value can be allocated to the Structured Investment Option.

  . We reserve the right to suspend or terminate contributions and/or transfers into the Segment Holding Account.

5. THE "STRUCTURED INVESTMENT OPTION" SUB-SECTION IN THE "DESCRIPTION OF THE STRUCTURED INVESTMENT OPTION" SECTION ON PAGE 10 OF THE PROSPECTUS IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

STRUCTURED INVESTMENT OPTION

The Structured Investment Option consists of Segment Types which provide a rate of return tied to the performance of an Index. Each month, you have the opportunity to invest in a Segment, subject to the requirements, limitations and procedures disclosed in this section. Investments in Segments are not investments in underlying mutual funds; Segments are not "index funds."

SEGMENT HOLDING ACCOUNT -- AN ACCOUNT THAT HOLDS ALL CONTRIBUTIONS AND TRANSFERS ALLOCATED TO A SEGMENT TYPE PENDING INVESTMENT IN A SEGMENT. THE SEGMENT HOLDING ACCOUNT IS PART OF THE EQ/MONEY MARKET VARIABLE INVESTMENT OPTION.

SEGMENT START DATE -- THE SEGMENT BUSINESS DAY ON WHICH A NEW SEGMENT IS ESTABLISHED. THIS IS GENERALLY THE SECOND SEGMENT BUSINESS DAY OCCURRING AFTER THE 13TH OF EACH MONTH.

SEGMENT INVESTMENT -- THE AMOUNT TRANSFERRED TO A SEGMENT ON ITS SEGMENT START DATE, AS ADJUSTED FOR ANY WITHDRAWALS AND CHARGES FROM THAT SEGMENT.

SEGMENT TYPE

We currently offer seven Segment Types. We intend to offer a Segment each month, on the Segment Start Date. We are not obligated to offer any one particular Segment Type. Also, we are not obligated to offer any Segment Type. A Segment Type refers to Segments that have the same Index, Segment Duration, and Segment Buffer. A Segment Type has a corresponding Segment Holding Account. Please refer to the "Definitions of key terms" section earlier in this Prospectus for a discussion of these terms.

SEGMENT BUSINESS DAY -- A BUSINESS DAY THAT ALL INDICES UNDERLYING SEGMENTS AVAILABLE FOR SIMILAR INVESTMENT OPTIONS AVAILABLE UNDER ALL OUR VARIABLE ANNUITY CONTRACTS ARE SCHEDULED TO BE OPEN AND TO PUBLISH PRICES. A SCHEDULED HOLIDAY FOR ANY ONE INDEX DISQUALIFIES THAT DAY FROM BEING SCHEDULED AS A SEGMENT BUSINESS DAY FOR ALL SEGMENTS. WE USE SEGMENT BUSINESS DAYS IN THIS MANNER SO THAT, BASED ON PUBLISHED HOLIDAY SCHEDULES, WE MATURE ALL SEGMENTS ON THE SAME DAY AND START ALL NEW SEGMENTS ON A SUBSEQUENT DAY.

TO OBTAIN CURRENTLY SCHEDULED SEGMENT START DATES AND SEGMENT MATURITY DATES, PLEASE SEE THE FOLLOWING WEBSITES:

..   FOR EQUI-VEST(R) SERIES 201 CONTRACTS, PLEASE SEE
    WWW.AXA-EQUITABLE.COM/EQUIVEST201SIO.

..   FOR EQUI-VEST(R) STRATEGIES SERIES 900 CONTRACTS, PLEASE SEE
    WWW.AXA-EQUITABLE.COM/EQUIVEST900SIO.

..   FOR EQUI-VEST(R) STRATEGIES SERIES 901 CONTRACTS, PLEASE SEE
    WWW.AXA-EQUITABLE.COM/EQUIVEST901SIO.

..   FOR EQUI-VEST VANTAGE/SM/ CONTRACTS, PLEASE SEE WWW.AXA-EQUITABLE.COM/NJ.

THIS DESIGN, AMONG OTHER THINGS, FACILITATES THE ROLL OVER OF MATURING SEGMENT INVESTMENTS INTO NEW SEGMENTS. IT IS POSSIBLE THAT DUE TO EMERGENCY CONDITIONS, AN INDEX CANNOT PROVIDE A PRICE ON A DAY THAT WAS SCHEDULED TO BE A SEGMENT BUSINESS DAY. IF THE NYSE EXPERIENCES AN EMERGENCY CLOSE AND CANNOT PUBLISH ANY PRICES, WE CANNOT MATURE OR START ANY SEGMENTS.

SEGMENT DURATION -- THE PERIOD FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE. WE CURRENTLY OFFER SEGMENT DURATIONS OF ONE YEAR, THREE YEARS AND FIVE YEARS.

SEGMENT BUFFER -- THE PORTION OF ANY NEGATIVE INDEX PERFORMANCE RATE THAT WE ABSORB ON A SEGMENT MATURITY DATE FOR A PARTICULAR SEGMENT. ANY PERCENTAGE DECLINE IN A SEGMENT'S INDEX PERFORMANCE RATE IN EXCESS OF THE SEGMENT BUFFER REDUCES YOUR SEGMENT MATURITY VALUE. WE CURRENTLY OFFER SEGMENT BUFFERS OF -10% AND -20%.

The following Segment Types are currently available:

--------------------------------------------------------------------------------------------
            INDEX                    SEGMENT DURATION                SEGMENT BUFFER
--------------------------------------------------------------------------------------------
S&P 500 Price Return Index                1 year                          -10%
--------------------------------------------------------------------------------------------
S&P 500 Price Return Index                3 year                          -20%
--------------------------------------------------------------------------------------------
S&P 500 Price Return Index                5 year                          -20%
--------------------------------------------------------------------------------------------
Russell(R) 2000 Price Return              1 year                          -10%
Index
--------------------------------------------------------------------------------------------
Russell(R) 2000 Price Return              3 year                          -20%
Index
--------------------------------------------------------------------------------------------
Russell(R) 2000 Price Return              5 year                          -20%
Index
--------------------------------------------------------------------------------------------
MSCI EAFE Price Return Index              1 year                          -10%
--------------------------------------------------------------------------------------------

AT MATURITY, THE HIGHEST LEVEL OF PROTECTION IS THE -20% SEGMENT BUFFER AND THE LOWEST LEVEL OF PROTECTION IS THE -10% SEGMENT BUFFER.

The Indices are described in more detail below, under the heading "Indices."

Each Segment has a Performance Cap Rate that we set on the Segment Start Date. See "Performance Cap Rate" below.

For example, a Segment could be S&P 500 Price Return Index/ 1 year/-10%/September 2015 with a 20% Performance Cap Rate declared on the Segment Start Date. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the September 2014 Segment Start Date. If the Index performs positively during this period, your rate of return at maturity could be as much as 20% for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index's decline. If the Index performance is between -10% and 0%, your Segment Return Amount at maturity will equal your Segment Investment.

PERFORMANCE CAP RATE -- THE HIGHEST SEGMENT RATE OF RETURN THAT CAN BE CREDITED ON A SEGMENT MATURITY DATE.

INDEX PERFORMANCE RATE -- FOR A SEGMENT, THE PERCENTAGE CHANGE IN THE VALUE OF THE INDEX FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE. THE INDEX PERFORMANCE RATE MAY BE POSITIVE OR NEGATIVE.

PERFORMANCE CAP THRESHOLD -- THE MINIMUM RATE YOU MAY SPECIFY AS A PARTICIPATION REQUIREMENT THAT THE PERFORMANCE CAP RATE FOR A NEW SEGMENT MUST EQUAL OR EXCEED IN ORDER FOR AMOUNTS TO BE TRANSFERRED FROM THE SEGMENT HOLDING ACCOUNT INTO A NEW SEGMENT.

BOTH THE PERFORMANCE CAP RATE AND THE SEGMENT BUFFER ARE RATES OF RETURN FROM THE SEGMENT START DATE TO THE SEGMENT MATURITY DATE. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date, and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date. If you surrender or cancel your EQUI-VEST(R) contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see "Your account value in the Structured Investment Option" later in this section. A partial withdrawal from a Segment does not affect the Performance Cap Rate and Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date.

We reserve the right to offer any or all Segment Types less frequently than monthly or to stop offering any or all of them or to suspend offering any or all of them temporarily. Please see "Suspension, termination and changes to the Segment Type and Index" later in this section. We may also add different Segment Types in the future.

You may not have more than 12 active Segments in addition to the Segment Holding Account.

6. THE "INDEX" SUB-SECTION IN THE "DESCRIPTION OF THE STRUCTURED INVESTMENT OPTION" SECTION ON PAGE 11 OF THE PROSPECTUS IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

INDICES

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of the S&P 500 Price Return Index, the Russell(R) 2000 Price Return Index and the MSCI EAFE Price Return Index. Throughout this Prospectus, we refer to these indices using the term "Index" or, collectively, "Indices."

S&P 500 PRICE RETURN INDEX. The S&P 500 Price Return Index was established by Standard & Poor's. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

RUSSELL 2000(R) PRICE RETURN INDEX. The Russell 2000(R) Price Return Index was established by Russell Investments. The Russell 2000(R) Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000(R) Price Return Index is a subset of the Russell 3000(R) Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000(R) Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI EAFE PRICE RETURN INDEX. The MSCI EAFE Price Return Index was established by MSCI. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this Prospectus the MSCI EAFE Price Return Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.

Please see Appendix II later in this Prospectus for important information regarding the publishers of the Indices.

7. THE FOLLOWING DISCLOSURE IS ADDED TO THE END OF APPENDIX II TO THE
   PROSPECTUS:

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Investment Option is not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of the Structured Investment Option or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000(R) Price Return Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000(R) Price Return Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000(R) Price Return Index is based. Russell's only relationship to AXA Equitable is the licensing of certain trademarks and trade names of Russell and of the Russell 2000(R) Price Return Index which is determined, composed and calculated by Russell without regard to AXA Equitable or the Structured Investment Option. Russell is not responsible for and has not reviewed the Structured Investment Option nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Investment Option. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Investment Option.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY AXA EQUITABLE, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000(R) PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY AXA EQUITABLE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

     Distributed by affiliate AXA Advisors, LLC, and for certain contracts co-distributed by affiliate AXA Distributors, LLC,
               1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2014 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                      ESTIMATED
ITEM OF EXPENSE                                                        EXPENSE
---------------                                                       ---------
Registration fees                                                      $     0
Federal taxes                                                            N/A
State taxes and fees (based on 50 state average)                         N/A
Trustees' fees                                                           N/A
Transfer agents' fees                                                    N/A
Printing and filing fees                                               $50,000*
Legal fees                                                               N/A
Accounting fees                                                          N/A
Audit fees                                                             $20,000*
Engineering fees                                                         N/A
Directors and officers insurance premium paid by Registrant              N/A

--------
* Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

         7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                       (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, St. Paul Travelers, Chubb Insurance Company, AXIS Insurance Company and Zurich Insurance Company. The annual limit on such policies is $105 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.

     (1) (a) Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

                (i) First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

                (ii) Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

         (b) Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

                (i) Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Exhibit No. 3(c) to Registration Statement (File No. 33-83750), filed on May 1, 1998.

         (c) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement (File No. 33-83750) filed April 19, 2001.

         (d) Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement (File No. 33-83750) filed April 19, 2001.

         (e) Distribution Agreement, dated as of January 1, 1998 by and between The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of the Equitable Life separate accounts and Equitable Distributors, Inc., incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-64749) filed on August 5, 2011.

                (i) First Amendment dated as of January 1, 2001 to the Distribution Agreement dated as of January 1, 1998 between The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of the Equitable Life separate accounts and Equitable Distributors, Inc., incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-127445) filed on August 11, 2005.

                (ii) Second Amendment dated as of January 1, 2012 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors LLC incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-05593) filed on April 24, 2012.

         (f) General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

                (i) First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

                       United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4, (File No. 333-05593), filed
                       April 24, 2012.

                (ii) Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

                (iii) Third Amendment dated as of July 19,2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                (iv) Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                (v) Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

                (vi) Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (vii) Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(r), filed on April 20, 2009.

                (viii) Eighth Amendment dated as of November 1, 2008, to
                       General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(s), filed on April 20, 2009.

                (ix) Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

         (g) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

         (h) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

         (i) Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable Life Insurance Company ("AXA Equitable"), AXA Distributors and AXA Advisors dated July 15, 2002 is incorporated herein by reference to Post-Effective Amendment No. 25 to the EQ Advisor's Trust Registration Statement on Form N-1A (File No. 333-17217 and 811-07953), filed on February 7, 2003.

                (i) Amendment No. 1, dated May 2, 2003, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 28 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 10, 2004.

                (ii) Amendment No. 2, dated July 9, 2004, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 35 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on October 15, 2004.

                (iii) Amendment No. 3, dated October 1, 2004, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 35 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on October 15, 2004.

                (iv) Amendment No. 4, dated May 1, 2005, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 37 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 7, 2005.

                (v) Amendment No. 5, dated September 30, 2005, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 44 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 5, 2006.

                (vi) Amendment No. 6, dated August 1, 2006, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 51 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 2, 2007.

                (vii) Amendment No. 7, dated May 1, 2007, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 53 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 27, 2007.

                (viii) Amendment No. 8, dated January 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 56 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on December 27, 2007.

                (ix) Amendment No. 9, dated May 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 61 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 13, 2009.

                (x) Amendment No. 10, dated January 1, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 64 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on March 16, 2009.

                (xi) Amendment No. 11, dated May 1, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 67 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 15, 2009.

                (xii) Amendment No. 12, dated September 29, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 70 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on January 21, 2010.

                (xiii) Amendment No. 13, dated August 16, 2010, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 77 To the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 3, 2011.

                (xiv) Amendment No. 14, dated December 15, 2010, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 77 To the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 3, 2011.

                (xv) Amendment No. 15, dated June 7, 2011, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to and/or previously filed with Post-Effective Amendment No. 84 to EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on
                       August 17, 2011.

                (xvi) Amendment No. 16, dated April 30, 2012, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable and AXA Distributors dated
                       July 15,2002 incorporated herein by reference to Post-Effective Amendment No. 96 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 7, 2012.

     (2)        Not applicable.

     (4) (a)    Form of Endorsement Applicable to Traditional IRA
                (2010IRA-I-PCS), incorporated herein by reference to Exhibit 4
                (a) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010.

         (b) Form of Endorsement Applicable to Non-Qualified Contracts (2010NQ-I-PCS), incorporated herein by reference to Exhibit 4
                (b) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010.

         (c) Form of Endorsement Applicable to Roth IRA Contracts (2010ROTH-I-PCS), incorporated herein by reference to Exhibit 4
                (c) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010.

         (d) Form of Flexible Premium Deferred Variable and Index Linked Annuity Contract (2010PCSBASE-I-A), incorporated herein by reference to Exhibit 4 (d) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010.

         (e) Form of Data Page (Part A - Personal Data) (2010PCSDP), incorporated herein by reference to Exhibit 4 (e) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010 and refiled on August 30, 2012.

         (f) Form of Data Page (Part C - Charges) (2010PCSDP-ADV), incorporated herein by reference to Exhibit 4 (f) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010.

         (g) Form of Data Page (Part C - Charges) (2010PCSDP-B), incorporated herein by reference to Exhibit 4 (g) to the Registration Statement (File No. 333-165395) on Form N-4 filed on September 13, 2010 and refiled on August 30, 2012.

         (h) Form of Data Page (Part C - Charges) (2010PCSDP-C), incorporated herein by reference to Exhibit 4 (g)(ii) to the Registration Statement (File No. 333-165395) on Form N-4 filed on August 30, 2012.

         (i) Form of Endorsement Applicable to The Protected Investment Option (Form No. 2014ECAPENDO-I) incorporated herein by reference to Exhibit 4 (i) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

         (j) Form of Enrollment Form/Application 2014 SCS App 01 ADV (AXA Advisors) incorporated herein by reference to Exhibit 4 (j) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

         (k) Form of Enrollment Form/Application 2014 SCS App 01 B (AXA Advisors) incorporated herein by reference to Exhibit 4 (k) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

         (l) Form of Enrollment Form/Application 2014 SCS App 01 C (AXA Advisors) incorporated herein by reference to Exhibit 4 (l) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

         (m) Form of Enrollment Form/Application 2014 SCS App 02 ADV (AXA Distributors, LLC) incorporated herein by reference to
                Exhibit 4 (m) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

         (n) Form of Enrollment Form/Application 2014 SCS App 02 B (AXA Distributors, LLC) incorporated herein by reference to
                Exhibit 4 (n) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

         (o) Form of Enrollment Form/Application 2014 SCS App 02 C B (AXA Distributors, LLC) incorporated herein by reference to
                Exhibit 4 (o) to the Registration Statement (File No. 333-165395) on Form N-4 filed May 13, 2014.

     (5) Opinion of Dodie Kent, Esq., Vice President and Associate General Counsel, filed herewith.

     (8)        Not applicable.

     (12)       Not applicable.

     (15)       Not applicable.

     (23) Consent of Independent Registered Public Accounting Firm to be filed by Amendment.

     (24)       Powers of Attorney, filed herewith.

     (25)       Not applicable.

     (26)       Not applicable.

ITEM 17. UNDERTAKINGS

                (a)      The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                   (i)  to include any prospectus required by
                                        section 10(a)(3) of the Securities Act
                                        of 1933;

                                   (ii) to reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the registration statement (or
                                        the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate represent a
                                        fundamental change in the information
                                        set forth in the registration
                                        statement. Notwithstanding the
                                        foregoing, any increase or decrease in
                                        volume of securities offered (if the
                                        total dollar value of securities
                                        offered would not exceed that which was
                                        registered) and any deviation from the
                                        low or high end of the estimated
                                        maximum offering range may be reflected
                                        in the form of prospectus filed with
                                        the Commission pursuant to Rule 424(b)
                                        if, in the aggregate, the changes in
                                        volume and price represent no more than
                                        20% change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective registration statement;

                                   (iii)to include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the registration statement or any
                                        material change to such information in
                                        the registration statement;

                provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 5th day of August, 2014.

                                   AXA EQUITABLE LIFE INSURANCE COMPANY
                                        (Depositor)

                                   By:  /s/ Dodie Kent
                                        ----------------------------------------
                                        Dodie Kent
                                        Vice President and Associate General
                                        Counsel
                                        AXA Equitable Life Insurance Company


   As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                  Chairman of the Board, Chief Executive Officer,
                               Director and President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom           Senior Executive Director
                               and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan              Executive Director and Chief Accounting Officer

*DIRECTORS:

Henri de Castries           Danny L. Hale                Lorie A. Slutsky
Ramon de Oliveira           Peter S. Kraus               Richard C. Vaughan
Denis Duverne               Mark Pearson
Barbara Fallon-Walsh        Bertram Scott

*By:  /s/ Dodie Kent
      --------------------------
      Dodie Kent
      Attorney-in-Fact

August 5, 2014

                                 EXHIBIT INDEX


            EXHIBIT NO.                                    TAG VALUE

            (5)         Opinion and Consent of Dodie Kent  EX-99.5

            (24)        Powers of Attorney                 EX-99.24